DEAN HELLER Secretary of State

Filed in the office of Ross MillerSecretary of StateState of Nevada	Document Number20080074663-46
Filing Date and Time01/30/2008 10:12 AM
Entity NumberC3447-2000

204 North Carson Street, Suite 1

Carson City, Nevada 89701-4299

(775) 684 5708

Website: secretaryofstate.biz

Certificate of Amendment

(PURSUANT TO NRS 78.385 and 78.390)

USE BLACK INKONLY – DO NOT HIGHLIGHT
ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

MEDIA GROUP SOUTH, INC.

2. The articles have been amended as follows (provide article numbers, if available):

ARTICLE 1

THE NAME OF THE CORPORATION IS “MONTGOMERY REAL ESTATE SERVICE, INC.”

ARTICLE III CAPITAL STOCK

THE MAXIMUM NUMBER OF SHARES OF CAPITAL STOCK WHICH THIS CORPORATION SHALL HAVE AUTHORITY TO ISSUE IS TWO HUNDRED SEVENTY FIVE MILLION (275,000,000) SHARES OF COMMON STOCK, $.001 PAR VALUE, AND TWENTY FIVE MILLION (25,000,000) SHARES OF PREFERRED STOCK, $.001 PAR VALUE, THE PREFERENCES, QUALIFICATIONS, LIMITATIONS, RESTRICTIONS AND THE SPECIAL OR RELATIVE RIGHTS IN RESPECT OF THE SHARES OF PREFERRED STOCK ARE SET FORTH AS EXHIBIT A.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the  * articles of incorporation have voted in favor of the amendment is:  72.4%

4. Effective date of filing (optional):

                                                          (must not be later than 90 days after the certificate is filed)

5. Officer Signature (required): Duane Bennett

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.                                                                                                              Nevada Secretary of State AM 8.385 Amend 2007
                 Revised on: 01/01/07